| NEWS RELEASE | |
|---|---|
| **FOR IMMEDIATE RELEASE** | **Contact:**<br>**American Realty Investors, Inc.**<br>**Investor Relations**<br>**(800) 400-6407**<br>**investor.relations@americanrealtyinvest.com** |

**American Realty Investors, Inc. Reports First Quarter 2013 Results**

Dallas (May 15, 2013) – American Realty Investors, Inc. (NYSE:ARL), a Dallas-based real estate investment company, today reported results of operations for the first quarter ended March 31, 2013. ARL announced today that the Company reported net loss applicable to common shares of $239,000 or $0.02 per diluted earnings per share, as compared to a net loss applicable to common shares of $6.9 million or $0.59 per diluted earnings per share for the same period ended 2012.

The Company has shown an unwavering commitment to fortify our portfolio and streamline our operational activity; while at the same time maintaining our commitment to creating value. We are pleased that we are seeing improvements in our operations from these endeavors and will continue to adapt to market challenges with an eye on both near term economic challenges and long-term prospects as the real estate market improves.

Our apartment portfolio continues to thrive in the current economic conditions with occupancies averaging over 95%. We continue to work aggressively to attract new tenants and strive for continuous improvement of our properties in order to maintain our existing tenants.

Included in the net loss applicable to common shares of $239,000, for the three months ended March 31, 2013, is $5.0 million in depreciation and amortization expense, $2.5 million of amortization of deferred borrowing costs and $4.0 million of prepayment penalties incurred in the process of refinancing several apartment loans at lower interest rates. For the same period ending March 31, 2012, included in the net loss applicable to common shares of $6.9 million is $5.2 million in depreciation and amortization expense, $0.9 million of amortization of deferred borrowing costs and $2.4 million of prepayment penalties incurred in the process of refinancing several apartment loans at lower interest rates.

Rental and other property revenues as well as property operations have remained in line during the three months ended March 31, 2013 as they were in the same period ending March 31, 2012.

Mortgage and loan interest expense was $11.5 million for the three months ended March 31, 2013. This represents a decrease of $2.2 million, as compared to the same period ending March 31, 2012 interest expense of $13.7 million. This change, by segment, is a decrease in our apartment portfolio of $0.9 million, a decrease in our commercial portfolio of $1.0 million, and a decrease in our land and other portfolios of $0.3 million. Within the apartment portfolio, the same properties decreased $1.0 million. Within the commercial portfolio, the same properties decreased by $1.0 million primarily due to two commercial loans that were in default status and were accruing default interest and late fees during the prior period. After the settlement with the lenders, the loans have been accruing interest at a lower interest rate with no late fees. The decrease in the land and other segments relates to principal payments made during the periods, thereby requiring less future interest to be paid on debt obligations.

***About American Realty Investors, Inc.***

American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. The Company also holds mortgage receivables . For more information, visit the Company's website at www.americanrealtyinvest.com.

**Exhibit 99.1**

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	For the Three Months Ended
	March 31,
	2013	2012
	(dollars in thousands, except share and per share amounts)
Revenues:
Rental and other property revenues (including $165 and $167 for the three months ended 2013 and 2012 respectively from related parties)	$28,122	$28,044

Expenses:
Property operating expenses (including $269 and $306 for the three months ended 2013 and 2012 respectively from related parties)	13,913	13,668
Depreciation and amortization	5,043	5,152
General and administrative (including $947 and $922 for the three months ended 2013 and 2012 respectively from related parties)	2,227	2,879
Provision on impairment of notes receivable and real estate assets	-	-
Advisory fee to related party	2,554	2,659
Total operating expenses	23,737	24,358
Operating income	4,385	3,686

Other income (expense):
Interest income (including $3,337 and $3,241 for the three months ended 2013 and 2012 respectively from related parties)	3,541	3,340
Other income (including $0 and $1,500 for the three months ended 2013 and 2012 respectively from related parties)	2,536	1,740
Mortgage and loan interest (including $910 and $922 for the three months ended 2013 and 2012 respectively from related parties)	(11,498)	(13,713)
Deferred borrowing costs amortization	(2,477)	(913)
Loan charges and prepayment penalties	(3,982)	(2,393)
Loss on sale of investments	-	(361)
Earnings from unconsolidated investees	213	117
Total other expenses	(11,667)	(12,183)

Loss before gain on land sales, non-controlling interest, and taxes	(7,282)	(8,497)
Loss on land sales	(35)	(1,021)
Loss from continuing operations before tax	(7,317)	(9,518)
Income tax benefit	2,557	714
Net loss from continuing operations	(4,760)	(8,804)
Discontinued operations:
Income (loss) from discontinued operations	79	(1,547)
Gain on sale of real estate from discontinued operations	7,227	3,588
Income tax expense from discontinued operations	(2,557)	(714)
Net income from discontinued operations	4,749	1,327
Net loss	(11)	(7,477)
Net loss attributable to non-controlling interest	385	1,177
Net income (loss) attributable to American Realty Investors, Inc.	374	(6,300)
Preferred dividend requirement	(613)	(613)
Net loss applicable to common shares	$(239)	$(6,913)

Earnings per share - basic
Loss from continuing operations	$(0.43)	$(0.71)
Income from discontinued operations	0.41	0.12
Net loss applicable to common shares	$(0.02)	$(0.59)

Earnings per share - diluted
Loss from continuing operations	$(0.43)	$(0.71)
Income from discontinued operations	0.41	0.12
Net loss applicable to common shares	$(0.02)	$(0.59)

Weighted average common share used in computing earnings per share	11,525,389	11,525,389
Weighted average common share used in computing diluted earnings per share	11,525,389	11,525,389

Amounts attributable to American Realty Investors, Inc.
Loss from continuing operations	$(4,375)	$(7,627)
Income from discontinued operations	4,749	1,327
Net income (loss) applicable to American Realty Investors, Inc.	$374	$(6,300)

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2013	2012
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$1,002,403	$1,031,632
Real estate held for sale at cost, net of depreciation ($10,842 for 2013 and $4,393 for 2012)	19,510	17,040
Real estate subject to sales contracts at cost, net of depreciation ($16,212 and $15,948 in 2013 and 2012)	39,466	42,286
Less accumulated depreciation	(154,611)	(160,525)
Total real estate	906,768	930,433
Notes and interest receivable
Performing (including $112,582 and $114,275 in 2013 and 2012 from related parties)	119,203	120,998
Non-performing	4,199	4,175
Less allowance for estimated losses (including $18,962 in 2013 and 2012 from related parties)	(21,705)	(21,704)
Total notes and interest receivable	101,697	103,469
Cash and cash equivalents	8,262	17,141
Investments in unconsolidated investees	10,089	8,168
Other assets	63,603	76,134
Total assets	$1,090,419	$1,135,345

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$751,249	$769,201
Notes related to assets held for sale	18,183	18,915
Notes related to subject to sales contracts	53,838	55,976
Stock-secured notes payable and margin debt	25,354	25,765
Related party payables	1,894	10,922
Deferred gain (including $71,303 in 2013 and 2012 from sales to related parties)	73,148	73,148
Accounts payable and other liabilities (including $16,443 and $15,746 in 2013 and 2012 to related parties)	82,355	96,314
	1,006,021	1,050,241

Shareholders’ equity:
Preferred stock, Series A: $2.00 par value, authorized 15,000,000 shares, issued and outstanding 3,353,954 shares in 2013 and 2012 (liquidation preference $10 per share), including 900,000 shares in 2013 and 2012 held by subsidiaries	4,908	4,908
Common stock, $.01 par value, authorized 100,000,000 shares; issued 11,941,174 shares and outstanding 11,525,389 shares in 2013 and 2012	115	115
Treasury stock at cost; 415,785 shares in 2013 and 2012 and 229,214 shares held by TCI (consolidated) as of 2013 and 2012	(6,395)	(6,395)
Paid-in capital	105,005	105,700
Retained earnings	(52,697)	(53,071)
Accumulated other comprehensive income	(786)	(786)
Total American Realty Investors, Inc. shareholders' equity	50,150	50,471
Non-controlling interest	34,248	34,633
Total equity	84,398	85,104
Total liabilities and equity	$1,090,419	$1,135,345